UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	COMMISSION FILE:	86-0824673
(State or other jurisdiction of incorporation or organization)	000-31659	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-3400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

ITEM  9.01. Exhibits

SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On June 13, 2014, the Board of Directors (the “Board”) of Novatel Wireless, Inc. (the “Company”) replaced Peter V. Leparulo as Chief Executive Officer and as an officer of the Company, effective immediately. Mr. Leparulo will continue as an employee of the Company through August 13, 2014, unless Mr. Leparulo and the Company mutually agree that his employment will terminate earlier. Mr. Leparulo will continue to serve as a member of the Board.

No new compensatory or severance arrangements were entered into in connection with Mr. Leparulo’s termination. Mr. Leparulo is entitled to receive severance benefits for termination of employment for any reason other than for cause as provided in his Employment Agreement, dated November 2, 2007, as amended as of April 29, 2014.

(c)

On June 10, 2014, the Board appointed Alex Mashinsky, age 48, as interim Chief Executive Officer of the Company, effective as of Mr. Leparulo’s replacement as Chief Executive Officer and as an officer of the Company. Mr. Mashinsky has served as a member of the Board since April 2014 and will continue in this role. Also, on June 10, 2014, the Board appointed Slim S. Souissi, age 49, as President and Chief Operating Officer of the Company, effective as of Mr. Leparulo’s replacement as Chief Executive Officer and as an officer of the Company. Dr. Souissi has served as Senior Vice President and Chief Technology Officer of the Company since 2004 and will continue in this role. The Board is engaging an executive search firm to evaluate candidates for a permanent Chief Executive Officer of the Company.

Mr. Mashinsky’s biographical information was previously disclosed in the Company’s definitive proxy statement for the 2014 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2014. There are no arrangements or understandings between Mr. Mashinsky and any other persons pursuant to which he was selected as interim Chief Executive Officer. There are also no family relationships between Mr. Mashinsky and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No new compensation or severance arrangements were entered into in connection with Mr. Mashinsky’s appointment as interim Chief Executive Officer.

Dr. Souissi’s biographical information was previously disclosed in the Company’s definitive proxy statement for the 2014 annual meeting of stockholders, which was filed with the SEC on April 30, 2014. There are no arrangements or understandings between Dr. Souissi and any other persons pursuant to which he was selected as President and Chief Operating Officer. There are also no family relationships between Dr. Souissi and any director or executive officer of the Company, and he has no direct or material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No new compensation or severance arrangements were entered into in connection with Dr. Souissi’s appointment as President and Chief Operating Officer.

The press release, dated June 13, 2014, that announces the foregoing management changes is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: June 16, 2014	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs, General Counsel and Corporate Secretary